SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K/A
                               Amendment No. 1

                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               October 31, 2000
                                Date of Report
                      (Date of Earliest Event Reported)

                            PACIFIC WEBWORKS, INC.
            (Exact Name of Registrant as Specified in its Charter)

                              1760 Fremont Drive
                          Salt Lake City, Utah 84104
                   (Address of principal executive offices)

                                (801) 578-9020
                        Registrant's telephone number

        NEVADA                   000-26731               87-0627910
(State or other         (Commission File Number)      (I.R.S. Employer
jurisdiction of                                       Identification No.)
incorporation)

     In this report references to "Pacific WebWorks," "we," "us," and "our" refer to Pacific WebWorks, Inc.

                          FORWARD LOOKING STATEMENTS

       This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "estimate," or "continue" or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within Pacific WebWork's control. These factors include but are not limited to economic conditions generally and in the industries in which Pacific WebWorks may participate; competition within Pacific WebWork's chosen industry, including competition from much larger competitors; technological advances and failure by Pacific WebWorks to successfully develop business relationships.


ITEM 2:    ACQUISITION AND DISPOSITION OF ASSETS

      On October 31, 2000, Pacific WebWorks, Inc. and Logio, Inc., a Nevada corporation, entered into an Agreement and Plan of Reorganization by which we will acquire Logio as a wholly-owned subsidiary through a stock-for-stock exchange intended to qualify as a tax-free exchange. The agreement was unanimously approved by both the Pacific WebWorks and Logio's board of directors. However, the consummation of the acquisition is contingent upon the approval of a majority of Logio's stockholders and registration of our common shares to be issued in the exchange.

About Logio

      Logio, Inc., formerly WordCruncher Internet Technologies, Inc., is a development stage company historically engaged in the development and marketing of a focused Internet directory and search engine which serves the needs of the business professional. Logio launched its web site, logio.com, on March 19, 2000. The web site was designed to provide a broad spectrum of the information and services that are required by business people in their daily work activities. In June 2000, Logio shifted its business model towards the generation of revenues from set-up and maintenance fees from the sale of its directory in private label form to certain Internet sites and corporate Intranet. Logio is uncertain as to when it will emerge from the development stage.

Summary of Agreement Terms

(1) Pacific WebWorks intends to acquire 100% of the issued and outstanding common stock of Logio as of October 31, 2000 in a stock-for-stock exchange.

(2) Pacific WebWorks will exchange 2.8 million shares of its common stock for approximately 18.4 million shares of Logio common stock, or an exchange ratio of 6.6 Logio shares for one Pacific WebWorks share.

(3) The acquisition is contingent upon stockholder approval by a majority of Logio's stockholders and Logio expects to obtain stockholder approval at a special meeting of its stockholders to be held in January 2001.

(4) The acquisition is contingent upon registration of the 2.8 million Pacific WebWorks shares. Pacific WebWorks has filed a registration statement on Form S-4 to register the shares under the Securities Act and the registration statement was declared effective on December 20, 2000.

(5) Upon completion of the acquisition Logio will be a wholly-owned subsidiary of Pacific WebWorks.

(6) Pacific WebWorks plans to structure the acquisition as a tax-free, stock-for-stock transaction which complies with the provisions of
       Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

(7) Termination of the agreement may occur if either party fails to comply in any material respect with the covenants and agreements or if any representations or warranties in the acquisition agreement are materially inaccurate. Also, the parties may terminate the agreement by mutual consent.

(8) Upon completion of the acquisition Logio's stockholders will hold approximately 15.8% of the issued and outstanding shares of Pacific WebWorks.

       Consideration for the Acquisition. The consideration exchanged in the acquisition was negotiated at "arms length" and our management used criteria from similar proposals, including the market value of Logio's common shares, the relative value of the assets of Logio, Logio's present and past business operations, the future potential of Logio, certain members of the management of Logio and the potential benefit to the stockholders of Pacific WebWorks. The source of the consideration we intend to use to acquire our interest in Logio is approximately 2.8 million authorized but unissued common shares of Pacific WebWorks. The 6.6 to 1 exchange rate was based upon the considerations listed above in addition to the trading history of both companies' shares on the OTC Bulletin Board over the 30 days prior to the letter of intent. Our board of directors determined that the consideration for the exchange was reasonable based upon these factors. Our board did not seek a third party fairness opinion or any valuation or appraisal of the exchange. Thus, stockholders will not have the benefit of a third party opinion that the exchange of shares is fair from a financial point of view.


      Relationships Between Pacific WebWorks and Logio. In August 2000 our management met with members of Logio to discuss sales and marketing ideas for the Logio technology. As a result of this meeting our management realized that Logio's technology would lend itself to the additional products we had outlined in our business plan. Later that month our management returned to Logio to evaluate its technology in more detail. During the next several weeks the companies held meetings which culminated in the letter of intent in September for the acquisition of Logio by Pacific WebWorks.

      Except as described in this report, neither we, nor to the best of our knowledge, any of our directors, executive officers or other affiliates had any contract, arrangement, understanding or relationship with any other person with respect to any Logio shares. Except as described in this report, there have been no contacts, negotiations or transactions within the last two years between us or any of our directors, executive officers or their affiliates, on the one hand, and Logio or its affiliates, on the other hand, regarding the merger, consolidation, acquisition of shares or election of directors.

      Assets Involved. At September 30, 2000, Logio had $1,755,093 in total assets. The majority of its assets, 84.4%, are fixed assets, which have a net book value of $1,480,493. Logio's fixed assets consist mostly of computer equipment, which are under capital leases and were acquired to run Logio's Internet application. The computers are mostly Sun Microsystems servers and workstations. Along with the Sun equipment, Logio has load balancing and firewall equipment, which improve upon and protect the accessibility to their application. Cash is the next most significant asset at September 30, 2000 totaling $171,226 or 9.8% of total assets. The balance of Logio's assets include prepaid assets, deposits and receivables.


ITEM 7:   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)   Financial Statements.

      We have attached Logio, Inc. unaudited financial statements for the nine month periods ended September 30, 2000 and 1999. This unaudited financial information, in the opinion of Logio's management, includes all adjustments consisting of normal recurring entries necessary for the fair presentations of such data. We have also attached Logio's audited balance sheets at December 31, 1999 and 1998 and its statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 13, 1999 and cumulative amounts since inception.

       (b)   Pro Forma Financial Information.

      The accompanying unaudited pro forma consolidated financial statements have been prepared by management of Pacific WebWorks and Logio and give effect to the acquisition of Logio. The following unaudited pro forma consolidated statements of operations for the year ended December 31, 1999 and for the nine months ended September 30, 2000 are presented as if the acquisition had occurred on January 1, 1999.

      The following unaudited pro forma consolidated balance sheet combines the September 30, 2000 historical consolidated balance sheet of Pacific WebWorks with the September 30, 2000 historical consolidated balance sheet of Logio (formerly WordCruncher Internet Technologies, Inc.) The unaudited pro forma consolidated balance sheet assumes that the acquisition was completed September 30, 2000, with Pacific WebWorks treated as the acquiring entity for financial statement purposes.

      The pro forma adjustments include assumptions and preliminary estimates and are subject to change. These pro forma statements may not be indicative of the results that actually would have occurred if the acquisition had been in effect on the dates indicated, and may not be indicative of financial results that may be obtained in the future. These pro forma financial statements should be read in conjunction with the accompanying notes and with the historical financial information on Logio, included in this 8-K.

    (c)    Exhibits.

Exhibit No.   Exhibit

  2.1 Agreement and Plan of Reorganization between Pacific WebWorks and Logio, dated October 31, 2000. (Filed November 14, 2000)



                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific WebWorks, Inc.


       /s/ Christian Larsen                                  12/28/00
By: _____________________________________________     Date: _____________
      Christian Larsen, President, CEO and Director

                                 Logio, Inc.
                        (a development stage company)

                         CONSOLIDATED BALANCE SHEETS



                                    ASSETS
                                                   September 30, December 31,
                                                        2000        1999
                                                   ------------- -------------
CURRENT ASSETS                                      (Unaudited)
  Cash and cash equivalents                        $    171,226  $  1,055,371
  Short term investments                                      -     1,462,147
  Accounts receivable, net of allowance for
     doubtful accounts of $6,000
     as of September 30, 2000
     (none as of December 31, 1999)                      28,815           736
  Interest receivable                                         -         1,983
  Note receivable                                             -         1,955
  Prepaid assets                                         68,748       311,199
                                                   ------------- -------------

     Total current assets                               268,789     2,833,391
                                                   ------------- -------------

PROPERTY & EQUIPMENT, net                             1,480,493     1,930,335

OTHER ASSETS                                              5,811         6,011
                                                   ------------- -------------

                                                   $  1,755,093  $  4,769,737
                                                   ============= =============

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Current portion of long-term capital
   lease obligations                               $    312,880  $    299,983
  Accounts payable (Note 2)                              99,866       306,349
  Accrued expenses                                       57,091        86,319
  Note payable (Note 2)                                  96,116       659,682
                                                   ------------- -------------

     Total current liabilities                          565,953     1,352,333

CAPITAL LEASE OBLIGATIONS, less current maturities       38,582       253,350

COMMITMENTS AND CONTINGENCY (Notes 2, 6 and 7)                -             -

STOCKHOLDERS' EQUITY (Notes 3, 4, 5 and 6)
  6% preferred stock, par value $0.01; liquidation
   preference $1,000; authorized 50,000 shares;
   issued and outstanding none as of September 30,
   2000 and 6,300 as of December 30, 1999                     -            63
  Common stock, par value $0.001; authorized
   60,000,000 shares; issued and outstanding
   17,270,830 as of September 30, 2000 and
   11,891,002 as of December 31, 1999                    17,271        11,891
  Additional paid-in capital                         18,371,258    15,362,028
  Accumulated other comprehensive income                      -         7,940
  Deficit accumulated during the development stage  (17,237,971)  (12,217,868)
                                                   ------------- -------------

     Total stockholders' equity                       1,150,558     3,164,054
                                                   ------------- -------------

                                                   $  1,755,092  $  4,769,737
                                                   ============= =============




The accompanying notes are an integral part of these financial statements

                                 Logio, Inc.
                        (a development stage company)

                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (Unaudited)

                        Cumulative
                        amounts           Three months ended         Nine months ended
                        since                 September 30,              September 30,
                        inception          2000         1999          2000         1999
                        ------------- ------------- ------------- ------------- -------------
Revenues
  Advertising           $      2,180  $        646  $          -  $      2,180  $          -
  Product                    130,517             -         1,213             -        15,285
                        ------------- ------------- ------------- ------------- -------------
                             132,697           646         1,213         2,180        15,285

Cost of sales                472,648       140,161           231       440,907         4,330
                        ------------- ------------- ------------- ------------- -------------

   Gross profit (loss)      (339,951)     (139,515)          982      (438,727)       10,955
                        ------------- ------------- ------------- ------------- -------------

Research and development   3,263,488       113,264       266,379     1,672,316       596,395

Selling and marketing
  expenses                 1,651,787        28,417       357,046       658,034       534,000

General and
  administrative           2,740,861       326,393       252,989       976,183       780,651

Depreciation and
  amortization               802,134       205,137        42,288       606,141        80,949

Compensation expense
  for stock options        2,083,853        50,400       430,801       631,242     1,135,988
                        ------------- ------------- ------------- ------------- -------------

   Total operating
    expenses              10,542,123       723,611     1,349,503     4,543,916     3,127,983
                        ------------- ------------- ------------- ------------- -------------

   Loss from operations  (10,882,074)     (863,126)   (1,348,521)   (4,982,643)   (3,117,028)

Other income (expense)

  Interest income            261,665        20,167        61,181        55,002       158,428
  Financing charges
    (Note 3)                (133,703)     (133,703)            -      (133,703)            -
  Interest expense          (151,661)      (33,431)         (652)      (96,422)       (3,561)
  Loss on disposal of
    equipment                 (2,215)       (2,215)            -        (2,215)            -
                        ------------- ------------- ------------- ------------- -------------
                             (25,914)     (149,182)       60,529      (177,338)      154,867
                        ------------- ------------- ------------- ------------- -------------
  Loss before
    extraordinary item   (10,907,988)   (1,012,308)   (1,287,992)   (5,159,981)   (2,962,161)

  Extraordinary gain
    (Notes 2 and 3)          204,238       204,238             -       204,238             -
                        ------------- ------------- ------------- ------------- -------------

       NET LOSS          (10,703,750)     (808,070)   (1,287,992)   (4,955,743)   (2,962,161)

Deduction for dividends
  and accretion           (6,534,221)            -    (1,519,113)      (64,360)   (6,239,007)

Net loss attributable to
  common stockholders   $(17,237,971) $   (808,070) $ (2,807,105) $ (5,020,103) $ (9,201,168)
                        ============= ============= ============= ============= =============
Net loss per common
share - basic and
diluted (Note 4):

  Before extraordinary
   item and deduction
   for dividends and
   accretion            $      (1.39) $      (0.06) $      (0.11) $      (0.38) $      (0.25)

  Extraordinary gain            0.03          0.01             -          0.02             -

  Deduction for dividends
   and accretion               (0.83)            -         (0.13)        (0.01)        (0.52)
                        ------------- ------------- ------------- ------------- -------------
  Net loss per common
   share attributable
   to common
   stockholders         $      (2.19) $      (0.05) $      (0.24) $      (0.37) $      (0.77)
                        ============= ============= ============= ============= =============
Weighted-average number
  of shares outstanding-
  basic and diluted        7,839,426    16,644,408    11,881,611    13,509,126    11,879,881
                        ============= ============= ============= ============= =============




The accompanying notes are an integral part of these financial statements




                                Logio, Inc.
                       (a development stage company)

                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (Unaudited)

                                                  Cumulative
                                                  amounts              Nine months
                                                  since            ended September 30,
                                                  inception         2000          1999
                                                  ------------- ------------- -------------
Increase (decrease) in cash and cash equivalents
  Cash flows from operating activities
   Net loss                                       $(10,703,750) $ (4,955,743) $ (2,962,161)
   Adjustments to reconcile net loss
    to net cash used in operating activities
     Depreciation & amortization                       802,134       606,141        80,949
     Loss on disposal of equipment                       2,215         2,215             -
     Bad debt expense                                    6,000         6,000             -
     Financing charge for stock conversion             133,703       133,703             -
     Issuance of common stock and options
       for compensation and other expenses           2,083,853       631,242     1,135,988
     Issuance of warrants for consulting services      348,000        90,000       171,552
     Extraordinary gain                               (204,238)     (204,238)            -
   Changes in assets and liabilities
     Accounts receivable                               (34,815)      (34,079)       (1,485)
     Interest receivable                                     -         1,983        (3,840)
     Prepaid expenses and other assets                 (68,748)      242,451        15,294
     Accounts payable                                   99,866       (77,336)       56,428
     Accrued expenses                                   57,091       (14,586)        7,607
                                                  ------------- ------------- -------------

         Total adjustments                           3,225,061     1,383,496     1,462,493
                                                  ------------- ------------- -------------

         Net cash used in operating activities      (7,478,689)   (3,572,247)   (1,499,668)
                                                  ------------- ------------- -------------
Cash flows from investing activities
  Purchases of property and equipment               (1,387,428)      (92,829)     (751,981)
  (Increase) decrease in short-term investments              -     1,454,207    (3,065,648)
  Repayment of notes receivable from related
    parties                                            117,700         1,955             -
  Notes receivable issued to related parties          (117,700)            -        97,531
  (Increase) decrease in other assets                   (5,811)          200        (5,076)
                                                  ------------- ------------- -------------
         Net cash provided by (used in)
            investing activities                    (1,393,239)    1,363,533    (3,725,174)
                                                  ------------- ------------- -------------
Cash flows from financing activities
  Proceeds from issuance of common stock             2,292,762       907,600        22,400
  Proceeds form issuance of preferred stock          6,300,000             -     6,300,000
  Cash paid for fees associated with preferred
    stock issuance                                    (392,100)            -      (392,100)
  Proceeds from issuance of notes payable
     to related parties                              1,423,000     1,423,000             -
  Principal payments of notes payable to
     related parties                                  (250,000)     (250,000)            -
  Principal payments under capital lease
     obligations                                      (532,401)     (267,556)      (16,006)
  Proceeds from issuance of long term
     obligations and notes payable                     998,682             -             -
  Principal payments of long-term obligations
     and notes payable                                (796,789)     (488,475)     (120,000)
                                                  ------------- ------------- -------------

         Net cash provided by financing activities   9,043,154     1,324,569     5,794,294
                                                  ------------- ------------- -------------

         Net increase (decrease) in cash and
           cash equivalents                            171,226      (884,145)      569,452

Cash and cash equivalents at beginning of period             -     1,055,371       425,702
                                                  ------------- ------------- -------------

Cash and cash equivalents at end of period        $    171,226  $    171,226  $    995,154
                                                  ============= ============= =============

Supplemental disclosures of cash flow information:
     Cash paid during the period for interest     $    147,679  $     98,551  $      3,673
     Cash paid during the period for income taxes            -             -             -




                             Logio, Inc.
                    (a development stage company)

          CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
                             (Unaudited)

Non-cash financing activities:

      During the nine months ended September 30, 2000 and 1999, the Company purchased $65,685 and $3,594, respectively, in property and equipment through capital lease obligations.

      Also during the nine months ended September 30, 2000, a total of 6,300 shares of the Company's convertible preferred stock were converted into 625,000 shares of the Company's common stock. Convertible preferred shareholders were also issued 727,756 and 61,650 shares of the Company's common stock during the nine months ended September 30, 2000 for reset provisions and cumulative dividends, respectively (Note 3).

      During the nine months ended September 30, 2000, the Company settled $244,670 in vendor payables for $51,225 in cash and $70,000 in stock. These settlements resulted in $123,445 of forgiven debt and extraordinary gain.

      During the nine months ended September 30, 2000, the Company settled $290,793 in notes payable and accrued interest for $210,000 in cash. This settlement resulted in $80,793 of forgiven debt and extraordinary gain.

      During the nine months ended September 30, 2000, the Company converted a total of $676,246 in debt and interest to 3,165,000 shares of the Company's common stock at prices ranging from $0.2012 to $0.2510 per share. The conversions resulted in a financing charge of $133,703 representing those conversions with price differences between fair market values of the common stock on the dates of conversion and the conversion prices.

      During the nine months ended September 30, 2000, the Company converted a total of $500,000 in notes payable to shareholders and interest of $11,666 into 626,422 shares of the Company's common stock at prices ranging from $0.81 to $0.82 per share. The conversions resulted in an extraordinary gain of $315,909 representing those conversions with price differences between fair market values of the common stock on the dates of conversion and the conversion prices.

The accompanying notes are an integral part of these financial statements

                             Logio, Inc.
                    (a development stage company)

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

           Nine months ended September 30, 2000 (unaudited)
            and years ended December 31, 1999, 1998, 1997, and period from November 5, 1996 (inception) to December 31, 1996


                                                                                                             Deficit
                                                                                             Accumulated   accumulated
                                                                                 Additional     other       during the
                                Price per  Preferred Stock     Common Stock       paid-in    comprehensive development
                          Date   share     Shares   Amount    Shares    Amount    capital       income        stage
                         ------ --------- -------- -------- ----------- ------- ------------ ------------ ------------
Balances at November 5,
  1996                        -  $     -        -  $     -           -  $    -  $         -  $         -  $         -

Net loss                      -        -        -        -           -       -            -            -            -
                                          -------- -------- ----------- ------- ------------ ------------ ------------
Balances at December 31,
  1996                        -        -        -        -           -       -            -            -            -

Issuance of stock for
  cash to organizers     Jan-97    0.001        -        -     622,500     623           52            -            -

Issuance of stock for
  cash                   Feb-97    0.001        -        -      67,500      67            8            -            -

Issuance of stock for
  licence agreement      Feb-97        -        -        -     110,742     111         (111)           -            -

Issuance of stock to
  employees for
  services               Sep-97    0.333        -        -     252,450     252       83,898            -            -

Issuance of stock for
  services               Aug-97    1.092        -        -      37,875      38       41,337            -            -

Net loss for the year         -        -        -        -           -       -            -            -     (335,218)
                                          -------- -------- ----------- ------- ------------ ------------ ------------
Balances at December 31,
  1997                        -        -        -        -   1,091,067   1,091      125,184            -     (335,218)


                                   (Continued)




                                   Logio, Inc.
                          (a development stage company)

           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY - CONTINUED

                Nine months ended September 30, 2000 (unaudited)
                 and years ended December 31, 1999, 1998, 1997,
        and period from November 5, 1996 (inception) to December 31, 1996



                                                                                                             Deficit
                                                                                             Accumulated   accumulated
                                                                                 Additional     other       during the
                                Price per  Preferred Stock     Common Stock       paid-in    comprehensive development
                          Date   share     Shares   Amount    Shares    Amount    capital       income        stage
                         ------ --------- -------- -------- ----------- ------- ------------ ------------ ------------
Issuance of stock
  for cash               Jul-98     4.17        -        -     120,000     120      499,880            -            -

Reverse acquisition and
  reorganization
  adjustment             Jul-98        -        -        -   9,885,435   9,886       (8,550)           -            -

Issuance of stock
  for cash               Jul-98     0.725       -        -     690,000     690      499,310            -            -

Issuance of stock for
 debt conversion         Jul-98     0.96        -        -      13,500      13       12,987            -            -

Issuance of stock for
 services                Oct-98     1.90        -        -      39,000      39       70,161            -            -

Issuance of stock for
  software technology    Oct-98     1.80        -        -      13,000      13       23,387            -            -

Issuance of stock for
 insurance coverage      Nov-98     1.00        -        -      25,000      25       24,975            -            -

Net loss for the year         -        -        -        -           -       -            -            -     (482,909)
                         ------ --------- -------- -------- ----------- ------- ------------ ------------ ------------
Balances at December 31,
  1998                        -        -        -        -  11,877,002  11,877    1,247,334            -     (818,127)




                                   (continued)


                                   Logio, Inc.
                          (a development stage company)

           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY - CONTINUED

                Nine months ended September 30, 2000 (unaudited)
                 and years ended December 31, 1999, 1998, 1997,
        and period from November 5, 1996 (inception) to December 31, 1996



                                                                                                             Deficit
                                                                                             Accumulated   accumulated
                                                                                 Additional     other       during the
                                Price per  Preferred Stock     Common Stock       paid-in    comprehensive development
                          Date   share     Shares   Amount    Shares    Amount    capital       income        stage
                         ------ --------- -------- -------- ----------- ------- ------------ ------------ ------------
Issuance of warrants for
 consulting services     Jan-99        -        -        -           -       -      258,000            -            -

Issuance of preferred
 stock for cash, net of
 offering costs          Feb-99   1,000     6,100       61           -       -    5,719,839            -            -

Issuance of preferred
 stock for cash, net of
 offering costs          Mar-99   1,000       200        2           -       -      187,998            -            -

Issuance of common stock
 for exercise of options Jun-99   0.11          -        -      2,000        2       21,998            -            -

Issuance of common stock
 for exercise of options Aug-99   0.10          -        -      4,000        4          396            -            -

Issuance of common stock
 for conversion of debt  Dec-99   3.25          -        -      8,000        8       25,992            -            -

Issuance of stock
 options to employees    Jan-
 for compensation        Dec 99      -          -        -          -        -    1,430,610            -            -

Accretion of intrinsic
 value of preferred       Feb-
 stock                   Dec 99      -          -        -          -        -    6,131,944            -   (6,131,944)

Dividends on preferred    Feb-
 stock                   Dec 99      -          -        -          -        -      337,917            -     (337,917)

Unrealized gain on
 short-term investments        -     -          -        -          -        -            -        7,940            -

Net Loss for the year          -     -          -        -          -        -            -            -   (4,929,880)
                                          -------- -------- ----------- ------- ------------ ------------ ------------
Balances at December 31,
   1999                        -     -      6,300       63  11,891,002  11,891   15,362,028        7,940  (12,217,868)


                                   (Continued)




                                   Logio, Inc.
                          (a development stage company)

           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY - CONTINUED

                Nine months ended September 30, 2000 (unaudited)
                 and years ended December 31, 1999, 1998, 1997,
        and period from November 5, 1996 (inception) to December 31, 1996



                                                                                                             Deficit
                                                                                             Accumulated   accumulated
                                                                                 Additional     other       during the
                                Price per  Preferred Stock     Common Stock       paid-in    comprehensive development
                          Date   share     Shares   Amount    Shares    Amount    capital       income        stage
                         ------ --------- -------- -------- ----------- ------- ------------ ------------ ------------
Issuance of common stock
 for exercise of options  Jan 00    0.10        -        -       2,000       2          198           -             -

Issuance of common stock
 for exercise of warrants Jan 00    5.00        -        -     100,000     100      499,900           -             -

Conversion of preferred
 stock to common stock    Feb 00       -   (2,500)     (25)    248,016     248         (223)          -             -

Issuance of common stock
 for exercise of options  Mar 00    0.10        -        -      12,000      12        1,188           -             -

Issuance of common stock
 for exercise of warrants Mar 00    7.00        -        -      58,000      58      405,942           -             -

Conversion of preferred
 stock to common stock    Mar 00       -   (3,800)     (38)    376,984     377         (339)          -             -

Issuance of common stock
 for reset shares         Mar 00       -        -        -     727,756     728         (728)          -             -

Dividends on preferred    Jan-
 stock                    Mar 00       -        -        -           -       -       64,360           -       (64,360)

Issuance of common stock
 for preferred dividends
 paid                     Mar-00       -        -        -      61,650      62          (62)          -             -

Issuance of common stock
 for exercise of options  Apr-00    0.10        -        -       2,000       2          198           -             -

Issuance of stock for
 conversion of notes                0.20-
 payable (Note 3)         Sep-00    0.2510      -        -   3,165,000   3,165      806,514           -             -

Issuance of stock for
 conversion of notes
 payable to shareholders            0.81-
 (Notes 2 and 3)          Sep-00    0.82        -        -     626,422     626      511,040           -             -

Issuance of warrants
 for consulting           May -
 services                 Sep 00       -        -         -          -       -       90,000           -             -

Issuance of stock options
 to employees for         Jan -
 compensation             Sep 00       -        -         -          -       -      631,242           -             -

Unrealized gain on        Jan-
 marketable securities    Sep 00       -        -         -          -       -            -       6,071             -

Net realized gain on      Jan-
 marketable securities    Jun 00       -        -         -          -       -            -     (14,011)            -

Net loss for the interim
 period ended September
 30, 2000                     -        -        -         -          -       -            -           -    (4,955,743)
                                          -------- -------- ----------- ------- ------------ ------------ ------------
Balances at September 30,
 2000                         -        -        -  $      -  17,270,830 $17,271 $18,371,258  $        -  $(17,237,971)
                                          ======== ======== =========== ======= ============ ============ ============



The accompanying notes are an integral part of this financial statement



                           Logio, Inc.
                  (a development stage company)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   September 30, 2000 and 1999
                           (Unaudited)


NOTE 1 - THE COMPANY AND BASIS OF PRESENTATION

Logio, Inc., formerly WordCruncher Internet Technologies, Inc., (the Company) is a development stage company engaged in the development and marketing of a focused Internet directory and search engine which serves the needs of the business professional.

The Company commenced planned principal operations on March 19, 2000 of its Internet portal and directory, but has not produced any significant revenues.

On September 29, 2000, the Company changed its focus from its business Internet portal to its continuing developmental efforts on the Logio business directory.

The Company was incorporated on November 5, 1996 in the State of Utah under
the name of Redstone Publishing, Inc.   During July 1998, the Company merged
with Dunamis, Inc. a public Company organized in the State of California. The merger was recorded as a reverse acquisition, therefore WordCruncher is the accounting survivor.

In connection with the merger, Dunamis, the legal survivor, changed its name to WordCruncher Internet Technologies, Inc. and changed its domicile to the State of Nevada. The Company's headquarters are in Draper, Utah.

On April 18, 2000, the Board of Directors approved the change of the Company's name to Logio, Inc. The change was approved by the Company's stockholders in June 2000. The Company also amended its articles of incorporation and filed the appropriate documents with the state of Nevada in June 2000 when the Company officially changed its name to Logio, Inc.

The Company conducts its business within one industry segment.

The accompanying unaudited consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of the results for the periods shown. Certain prior period balances have been reclassified to conform with current period presentation.

NOTE 2 - SETTLEMENT OF LIABILITIES

During the nine months ended September 30, 2000, the Company settled $244,670 of vendor payables for $51,225 in cash and $70,000 in stock. These settlements resulted in $123,445 of forgiven debt and extraordinary gain.

Also during the nine months ended September 30, 2000, the Company settled $290,793 in notes payable and accrued interest for $210,000 in cash. This settlement resulted in $80,793 of forgiven debt and extraordinary gain.

                           Logio, Inc.
                  (a development stage company)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   September 30, 2000 and 1999
                           (Unaudited)


NOTE 2 - SETTLEMENT OF LIABILITIES (Continued)

In June 2000, the Company was loaned $500,000 from three principal shareholders and officers of the Company in exchange for notes payable bearing interest of 8% annually. Principal and interest were due in full on July 1, 2001. The notes were not collateralized. On September 26, 2000 the Company converted the notes and $11,666 of accrued interest into 626,422 of the Company's common stock at $0.81 to $0.82 per share, which represents prices in excess of the fair market value ($0.3125) of the common shares on the date of conversion.

The Company was also released from approximately $406,000 of other long-term commitments with certain of its vendors that would have expired through April 2002 by obtaining releases and giving consideration through settlements as discussed above.

NOTE 3 - SHAREHOLDERS' EQUITY

Preferred stock conversion
--------------------------
In February and March 2000, holders of the Company's convertible preferred stock converted 6,300 preferred shares into 625,000 common shares. The
preferred stockholders also received   727,756 shares of the Company's common
stock in conjunction with the "reset" provisions of the preferred stock agreement. Common stock totaling 61,650 shares were also issued to preferred shareholders representing a six percent cumulative dividend.

Stock purchase agreement
------------------------
On July 6, 2000, the Company signed a purchase agreement with five investors for the sale of two million shares of its common stock for a total purchase price of $1.4 million. The terms of the agreement required the deposit of $1.4 million into an escrow account before July 31, 2000. The monies were agreed to be released to the Company upon the effective registration of the shares with the Securities and Exchange Commission on or before October 31, 2000. In September 2000, the Securities and Exchange Commission declared the registration effective. As of September 30, 2000, the investors have not released the funds and are in default of the agreement.

Conversion of notes payable to equity
-------------------------------------
In September 2000, the Company was advanced a total of $603,000 from various parties to fund the settlement of liabilities in the form of notes payable. Also in September 2000 the Company then converted the notes payable and $2,976 of accrued interest into 2,815,000 of the Company's common stock at prices ranging from $0.2012 to $0.251 per share. The conversion prices did not represent the fair market value of the common shares on the date of conversion. As such, the Company incurred $88,576 in financing charges.

                           Logio, Inc.
                  (a development stage company)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   September 30, 2000 and 1999
                           (Unaudited)


NOTE 3 - SHAREHOLDERS' EQUITY (Continued)

Conversion of notes payable to equity - continued
-------------------------------------------------
In September 2000, a corporation assumed $130,045 in liability from one of the Company's vendors. Also in September 2000, the Company converted $70,000 of this liability into 350,000 shares of the Company's common stock and was forgiven of $60,045 in liability by the assuming creditor (as discussed above). The liability was converted at $0.20 per share, which did not represent the fair market value of the Company's common shares on the date of conversion. As such, the Company incurred $45,127 in financing charges.

As discussed in Note 2, in September 2000, the Company converted $511,666 of notes payable and interest to shareholders to 626,422 shares of its common stock. The fair market value of the shares on the date of conversion was $0.3125 and the conversion prices ranged from $0.81 to $0.82 per share.


NOTE 4 - NET LOSS PER COMMON SHARE

                     Cumulative
                      amounts       Three months ended         Nine months ended
                       since           September 30,              September 30,
                     inception       2000       1999            2000         1999
                    ------------ ------------ ------------- ------------- ------------
Common shares
outstanding during
the entire period             -    13,479,408    11,879,002    11,891,002   11,879,002

Weighted-average
common shares issued
during the period      7,839,426    3,165,000         2,609     1,618,124          879
                    ------------ ------------ ------------- ------------- ------------
Weighted-average
common shares used
in basic EPS           7,839,426   16,644,408    11,881,611    13,509,126   11,879,881

Dilutive effects of
potential common
shares                         -            -             -             -            -
                    ------------ ------------ ------------- ------------- ------------
Weighted-average
number of common
shares and dilutive
potential common
stock used in
diluted EPS            7,839,426   16,644,408    11,881,611    13,509,126   11,879,881
                    ============ ============ ============= ============= ============


The computation of net loss per common share is based on the weighted-average number of shares outstanding during each period presented. Diluted loss per common share would include the dilutive potential effects of options, warrants, and convertible and reset features of series A preferred stock, but were not included in the calculation of diluted net loss per common share because their effects were anti-dilutive.

                           Logio, Inc.
                  (a development stage company)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   September 30, 2000 and 1999
                           (Unaudited)

NOTE 5 - EQUITY INCENTIVE PLAN

On April 18, 2000, the Board of Directors adopted the Logio, Inc. 2000 Equity Incentive Plan (the Plan). The Plan allows for the granting of awards in the form of stock options, stock appreciation rights or restricted shares to employees, independent directors and certain consultants. The Company may grant awards representing up to 2,500,000 shares of the Company's common stock under the Plan. This includes 1,450,116 options, each to purchase one share of the Company's common stock, outstanding as of September 30, 2000. The Plan was approved by the Company's stockholders in June of 2000.

During the nine months ended September 30, 2000, the Company granted 1,283,000 options, each to purchase one share of the Company's common stock to employees, directors and certain consultants at exercise prices ranging from $0.625 to $7.7813 per share. Approximately 886,834 of these options were forfeited during the nine months ended September 30, 2000.

Common stock issued in relation to the exercise of warrants and options during the nine months ended September 30, 2000 totaled 174,000 shares.

On May 15, 2000, the Company entered into an agreement with a consultant to provide investor relations, public relations, and fulfillment services related to financing in exchange for warrants. A total of 200,000 warrants were issued at an exercise price of $3.00 per share and an additional 200,000 warrants were issued at an exercise price of $4.00 per share under the terms of this agreement. Vesting of the warrants commenced as follows: 25% on agreement date (May 15, 2000), 25% on June 30, 2000, and 50% on September 30, 2000. Consulting charges related to this agreement total $90,000 representing the fair market value of the services performed through September 30, 2000. The agreement terminates on January 15, 2001 when the services are completed. The vested warrants expire on May 15, 2005.

NOTE 6 - LETTER OF INTENT

On September 29, 2000, the Company entered into a letter of intent with Pacific WebWorks, Inc. (Pweb). The letter outlines, among other things, Pweb's intent to acquire Logio, Inc. for an estimated ratio of one Pweb common share for every 6.6 shares of Logio, Inc., which is estimated to total 2,700,000 Pweb shares. Logio, Inc. and Pweb underwent a 30-day due diligence period to evaluate and conclude the acquisition.

NOTE 7 - CONTINGENCY

The Company is currently in dispute with one of its vendors for services that were not performed adequately, not received or not requested. The vendor is currently reviewing approximately $130,000 of billings that the Company claims are erroneous. The Company intends to rigorously defend itself against any portion of the over-billings that may be re-submitted by the vendor.

                           Logio, Inc.
                  (a development stage company)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   September 30, 2000 and 1999
                           (Unaudited)

NOTE 8 -  SUBSEQUENT EVENTS

Conversion of note payable to equity
------------------------------------
In October 2000, the Company was advanced $169,300 from a related party to fund the Company through the possible acquisition discussed in Note 6. The Company converted this note into 1,150,000 shares of its common stock. The conversion price did not represent the fair market value of the common shares on the date of conversion. As such, the Company incurred $83,700 in financing charges.

Issuance of stock for exercise of options
-----------------------------------------
In October 2000, the Company issued 5,000 shares of its common stock to an employee who exercised stock options.

Agreement and plan of reorganization
------------------------------------

On October 31, 2000, the Company entered into an Agreement and Plan of Reorganization (Plan) with Pweb. The Plan includes the transfer of 18,425,830 shares of the Company's common stock in exchange for 2,800,000 shares of Pweb's common stock subject to the provisions of the Plan. Pweb has also committed to file a registration statement with the Securities Exchange Commission to cover the 2,800,000 shares issued pursuant to the Plan. Upon approval of the Plan by the Company's stockholders, the Company will be a wholly owned subsidiary of Pweb.

                      REPORT OF INDEPENDENT
                   CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Stockholders
WordCruncher Internet Technologies, Inc.


We have audited the accompanying consolidated balance sheet of WordCruncher Internet Technologies, Inc. (a development stage company), as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements, audited by other auditors, for the period from November 5, 1996 (inception) to December 31, 1998 reflect total revenues and net loss of $107,162 and $818,127, respectively, of the related totals. Our opinion insofar as it relates to the cumulative amounts since inception included for such prior period, is based solely on the report of other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the 1999 financial statements referred to above present fairly, in all material respects, the consolidated financial position of WordCruncher Internet Technologies, Inc. (a development stage company), as of December 31, 1999, and the consolidated results of their operations and their consolidated cash flows for the year then ended and cumulative amounts since inception in conformity with generally accepted accounting principles.

The Company is in the development stage as of December 31, 1999. Recovery of the Company's assets is dependent on future events, the outcome of which is indeterminable. In addition, successful completion of the Company's development plan and its transition, ultimately, to attaining profitable operations, is dependent upon obtaining adequate financing to fulfil its development activities and achieving a level of sales adequate to support the Company's cost structure.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the financial statements, the Company has incurred consolidated cumulative net losses attributable to common stockholders of $12,217,868 since inception of operations. This factor, among others, as discussed in Note B to the financial statements, raises substantial doubt about the Company's ability to continue as a going concern.
Management's plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/Grant Thornton LLP


Salt Lake City, Utah
March 6, 2000

                   CROUCH, BIERWOLF & CHISHOLM
                   Certified Public Accountants
                   50 West Broadway, Suite 1130
                    Salt Lake City, Utah 84101
                      Office: (801) 363-1175





                   INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of WordCruncher Internet Technologies, Inc.


We have audited the accompanying consolidated balance sheets of WordCruncher Internet Technologies, Inc. (a development stage company) as of December 31, 1998 and 1997 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1998, 1997 and 1996 and from inception of the development stage on November 5, 1996 through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WordCruncher Internet Technologies, Inc. (a development stage company) as of December 31, 1998 and 1997 and the results of its consolidated operations and cash flows for the years ended December 31, 1998, 1997 and 1996 and from inception of the development stage on November 5, 1996 through December 31, 1998 in conformity with generally accepted accounting principles.

/s/ Crouch, Bierwolf & Chisholm


Salt Lake City, Utah
January 21, 1999

             WordCruncher Internet Technologies, Inc.
                  (a development stage company)

                   CONSOLIDATED BALANCE SHEETS

                           December 31,

                              ASSETS

                                                        1999          1998
                                                   ------------- -------------
CURRENT ASSETS
  Cash and cash equivalents                        $  1,055,371  $    425,702
  Short-term investments (Note C)                     1,462,147             -
  Prepaid expenses                                      311,199             -
  Interest receivable                                     1,983             -
  Current maturities of notes receivable (Note F)         1,955             -
  Accounts receivable                                       736             -
                                                   ------------- -------------
    Total current assets                              2,833,391       425,702
                                                   ------------- -------------
PROPERTY AND EQUIPMENT, at cost (Note E)              1,930,335        81,419

NOTES RECEIVABLE, less current maturities (Note F)            -       100,200

OTHER ASSETS (Note D)                                     6,011        16,296
                                                   ------------- -------------

                                                   $  4,769,737  $    623,617
                                                   ============= =============

               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Current maturities of long-term obligations
   (Note G)                                        $          -  $    120,000
  Current maturities of capital lease obligations
   (Note H)                                             299,983        16,006
  Notes payable                                         659,682             -
  Accounts payable                                      306,349        10,421
  Accrued expenses                                       86,319        24,492
                                                   ------------- -------------
    Total current liabilities                         1,352,333       170,919

CAPITAL LEASE OBLIGATIONS, less current maturities
  (Note H)                                              253,350        11,614

COMMITMENTS (Notes H and I)                                   -             -

STOCKHOLDERS' EQUITY (Notes B, C, I, J, K, M and N)
  6% preferred stock, par value $0.01; liquidation
    preference $1,000; authorized 50,000 shares;
    issued and outstanding 6,300 shares in 1999
    and none in 1998                                         63             -
  Common stock, par value $0.001; authorized
    60,000,000 shares; issued and outstanding
    11,891,002 shares in 1999 and 11,877,002 shares
    in 1998                                              11,891        11,877
  Additional paid-in capital                         15,362,028     1,247,334
  Accumulated other comprehensive income                  7,940             -
  Deficit accumulated during the development stage  (12,217,868)     (818,127)
                                                   ------------- -------------

    Total stockholders' equity                        3,164,054       441,084
                                                   ------------- -------------

                                                   $  4,769,737  $    623,617
                                                   ============= =============

 The accompanying notes are an integral part of these statements.

             WordCruncher Internet Technologies, Inc.
                  (a development stage company)

              CONSOLIDATED STATEMENTS OF OPERATIONS


                        Cumulative
                        amounts
                        since                  Year ended December 31,
                        inception         1999           1998        1997
                        ------------- ------------- ------------- ------------
Revenues                $    130,517  $     23,355  $     82,678  $    24,484
Cost of sales                 31,741        15,071        15,864          806
                        ------------- ------------- ------------- ------------
  Gross profit                98,776         8,284        66,814       23,678

Selling expenses             993,536       953,708        34,554        5,274
Research and
  development              1,591,390     1,198,546       266,563      126,281
General and
  administrative           1,764,678     1,340,486       217,318      206,874
Depreciation and
  amortization               195,994       179,169        10,406        6,419
Compensation expense
  for common stock and
  options (Note K)         1,452,610     1,452,610             -            -
                        ------------- ------------- ------------- ------------
  Total operating
    expenses               5,998,208     5,124,519       528,841      344,848
                        ------------- ------------- ------------- ------------

Loss from operations      (5,899,432)   (5,116,235)     (462,027)    (321,170)

Other income (expense)
  Interest income and
    other                    206,663       196,310         7,276        3,077
  Interest expense           (55,238)       (9,955)      (28,158)     (17,125)
                        ------------- ------------- ------------- ------------

                             151,425       186,355       (20,882)     (14,048)
                        ------------- ------------- ------------- ------------

     NET LOSS           $ (5,748,007) $ (4,929,880) $   (482,909) $  (335,218)
                        ============= ============= ============= ============

Deduction for dividends
 and accretion (Note J) $ (6,469,861) $ (6,469,861) $          -  $         -
                        ============= ============= ============= ============
Net loss attributable
 to common stockholders $(12,217,868) $(11,399,741) $   (482,909) $  (335,218)
                        ============= ============= ============= ============
Net loss per common
 share - basic and
 diluted (Note M)      $      (2.09) $      (0.96) $      (0.08) $     (0.61)
                       ============= ============= ============= ============
Weighted-average number
 of shares outstanding
 basic and diluted        5,850,408    11,879,919     6,100,679      545,535
                       ============= ============= ============= ============


 The accompanying notes are an integral part of these statements.

             WordCruncher Internet Technologies, Inc.
                  (a development stage company)

          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
           Years ended December 31, 1999, 1998, 1997, and period from November 5, 1996 (inception) to December 31, 1996

                                                                                                        Deficit
                                        Preferred Stock   Common Stock                    Accumulated   accumulated
                                Price   ---------------   ------------------  Additional  other         during the
                                per     Number of         Number of           paid-in     comprehensive development
                          Date  share   Shares    Amount  Shares      Amount  capital     income        stage
                         ------ ------- --------- ------- ----------- ------- ----------- ------------- ------------
Balances
 at November 5, 1996         -  $    -         -  $    -           -  $    -  $        -  $          -  $         -

Net loss                     -       -         -       -           -       -           -             -            -
                                        --------- ------- ----------- ------- ----------- ------------- ------------
Balances
 at December 31, 1996        -       -         -       -           -       -           -             -            -

Issuance of stock for
 cash to organizers      Jan 97  0.001         -       -     622,500     623          52             -            -

Issuance of stock
 for cash                Feb 97  0.001         -       -      67,500      67           8             -            -

Issuance of stock for
 license agreement
 (Note I)                Feb 97      -         -       -     110,742     111        (111)            -            -

Issuance of stock to
 employees for services  Sep 97  0.333         -       -     252,450     252      83,898             -            -

Issuance of stock for
 services performed      Aug 97  1.092         -       -      37,875      38      41,337             -            -

Net loss for the year         -      -         -       -           -       -           -             -     (335,218)
                                        --------- ------- ----------- ------- ----------- ------------- ------------
Balances
 at December 31, 1997         -      -         -       -   1,091,067   1,091     125,184             -     (335,218)

Issuance of stock
 for cash                Jul 98   4.17         -       -     120,000     120     499,880             -            -

Reverse acquisition
 and reorganization
 adjustment              Jul 98      -         -       -   9,885,435   9,886      (8,550)            -            -



                                   (Continued)

                    WordCruncher Internet Technologies, Inc.
                          (a development stage company)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                   Years ended December 31, 1999, 1998, 1997,
        and period from November 5, 1996 (inception) to December 31, 1996

                                                                                                        Deficit
                                        Preferred Stock   Common Stock                    Accumulated   accumulated
                                Price   ---------------   ------------------  Additional  other         during the
                                per     Number of         Number of           paid-in     comprehensive development
                          Date  share   Shares    Amount  Shares      Amount  capital     income        stage
                         ------ ------- --------- ------- ----------- ------- ----------- ------------- ------------
Issuance of stock
 for cash                Jul 98   0.725        -       -     690,000     690     499,310             -            -

Issuance of stock for
 debt conversion         Jul 98    0.96        -       -      13,500      13      12,987             -            -

Issuance of stock for
 services                Oct 98    1.90        -       -      39,000      39      70,161             -            -

Issuance of stock for
 software technology     Oct 98    1.80        -       -      13,000      13      23,387             -            -

Issuance of stock for
 insurance coverage      Nov 98    1.00        -       -      25,000      25      24,975             -            -

Net loss for the year        -        -        -       -           -       -           -             -     (482,909)
                                        --------- ------- ----------- ------- ----------- ------------- ------------
Balances
 at December 31, 1998        -        -        -       -  11,877,002  11,877   1,247,334             -     (818,127)

Issuance of warrants
 for consulting
 services (Note K)       Jan 99       -        -       -           -       -     258,000             -            -

Issuance of preferred
 stock for cash, net
 of offering costs
 (Note J)                Feb 9    1,000    6,100      61           -       -   5,719,839             -            -

Issuance of preferred
 stock for cash, net
 of offering costs
 (Note J)               Mar 99    1,000      200       2           -       -     187,998             -            -



                                   (Continued)




                    WordCruncher Internet Technologies, Inc.
                          (a development stage company)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                   Years ended December 31, 1999, 1998, 1997,
        and period from November 5, 1996 (inception) to December 31, 1996


                                                                                                        Deficit
                                        Preferred Stock   Common Stock                    Accumulated   accumulated
                                Price   ---------------   ------------------  Additional  other         during the
                                per     Number of         Number of           paid-in     comprehensive development
                          Date  share   Shares    Amount  Shares      Amount  capital     income        stage
                         ------ ------- --------- ------- ----------- ------- ----------- ------------- ------------
Issuance of common
 stock to employees
 for compensation        Jun 99    0.11        -       -       2,000       2       21,998             -            -

Issuance of common
 stock for exercise
 of options              Aug 99    0.10        -       -       4,000       4          396             -            -

Issuance of common
 stock for conversion
 of debt                 Dec 99    3.25        -       -       8,000       8       25,992             -            -

Issuance of stock
 options to employees    Jan -
 for compensation        Dec 99       -        -       -           -       -    1,430,610             -            -

Accretion of intrinsic
 value of preferred      Feb -
 stock (Note J)          Dec 99       -        -       -           -       -    6,131,944             -   (6,131,944)

Dividends on preferred   Feb -
 stock (Note J)          Dec 99       -        -       -           -       -      337,917             -     (337,917)

Unrealized gain on
 marketable securities
 (Note C)                    -        -        -       -           -       -            -         7,940            -

Net loss for the year        -        -        -       -           -       -            -             -   (4,929,880)
                                        --------- ------- ----------- ------- ----------- ------------- ------------
Balances
 at December 31, 1999        -        -    6,300  $   63  11,891,002  $11,891 $15,362,028 $       7,940 $(12,217,868)
                                        ========= ======= =========== ======= =========== ============= =============




         The accompanying notes are an integral part of this statement.




                   WordCruncher Internet Technologies, Inc.
                         (a development stage company)

                           STATEMENTS OF CASH FLOWS

                                                Cumulative
                                                amounts
                                                since                  Year ended December 31,
                                                inception         1999           1998        1997
                                                ------------- ------------- ------------- ------------
Increase (decrease) in cash and cash equivalents
  Cash flows from operating activities
    Net loss                                    $ (5,748,007) $ (4,929,880) $   (482,909) $  (335,218)
    Adjustments to reconcile net loss to net
     cash used in operating activities
        Depreciation and amortization                195,994       179,169        10,406        6,419
        Issuance of common stock and options
          for compensation and other expenses      1,673,335     1,452,610        95,200      125,525
        Issuance of warrants for consulting
          services                                   258,000       258,000             -            -
        Changes in assets and liabilities
          Prepaid expenses                          (311,199)     (311,199)            -            -
          Interest receivable                         (1,983)        8,035        (7,141)      (2,877)
          Accounts receivable                           (736)         (736)            -            -
          Accounts payable                           301,349       295,928         4,251        1,170
          Accrued expenses                            86,319        61,827        19,063        5,429
                                                ------------- ------------- ------------- ------------

           Total adjustments                       2,201,079     1,943,634       121,779      135,666
                                                ------------- ------------- ------------- ------------

           Net cash used in operating activities  (3,546,928)   (2,986,246)     (361,130)    (199,552)
                                                ------------- ------------- ------------- ------------
Cash flows from investing activities
  Purchases of property and equipment             (1,279,458)   (1,260,831)      (18,627)           -
  Increase in short-term investments              (1,454,207)   (1,454,207)            -            -
  Repayment of notes receivable
    from related parties                             115,745       110,745         5,000            -
  Notes receivable issued to related parties        (117,700)      (12,500)      (23,200)     (82,000)
  Increase in deposits                                (5,076)            -        (5,076)           -
                                                ------------- ------------- ------------- ------------

           Net cash used in investing activities  (2,740,696)   (2,616,793)      (41,903)     (82,000)
                                                ------------- ------------- ------------- ------------

                                  (Continued)


                   WordCruncher Internet Technologies, Inc.
                         (a development stage company)

                           STATEMENTS OF CASH FLOWS

                                                Cumulative
                                                amounts
                                                since                  Year ended December 31,
                                                inception         1999           1998        1997
                                                ------------- ------------- ------------- ------------
Cash flows from financing activities
  Proceeds from issuance of common stock           1,001,150           400     1,000,000          750
  Proceeds from issuance of preferred stock        6,300,000     6,300,000             -            -
  Payment of fees associated with issuance
   of preferred stock                               (392,100)     (392,100)            -            -
  Proceeds from issuance of notes payable            685,682       685,682             -            -
  Proceeds from issuance of long-term
   obligations                                       313,000             -        13,000      300,000
  Principal payments under capital lease
   obligations                                      (256,423)     (241,274)       (6,320)      (8,829)
  Principal payments of long-term obligations       (308,314)     (120,000)     (188,314)           -
                                                ------------- ------------- ------------- ------------

       Net cash provided by investing activities   7,342,995     6,232,708       818,366      291,921
                                                ------------- ------------- ------------- ------------

       Net increase in cash and cash equivalents   1,055,371       629,669       415,333       10,369

Cash and cash equivalents at beginning of period           -       425,702        10,369            -
                                                ------------- ------------- ------------- ------------

Cash and cash equivalents at end of period      $  1,055,371  $  1,055,371  $    425,702  $    10,369
                                                ============= ============= ============= ============




Supplemental disclosures of cash flow information
-------------------------------------------------
  Cash paid during the period for:
      Interest                                  $     49,128  $      4,584  $     29,888  $    14,656
      Income taxes                                         -             -             -            -

Noncash financing activities
----------------------------
  Purchase of equipment through lease
   obligations                                  $    818,177  $    766,987  $          -  $    51,190
  Unrealized gain on available-for-sale
   securities                                          7,940         7,940             -            -
  Issuance of common stock for debt conversion        39,000        26,000        13,000            -



       The accompanying notes are an integral part of these statements.


             WordCruncher Internet Technologies, Inc.
                  (a development stage company)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 December 31, 1999, 1998 and 1997

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows:

      1.  Organization and principles of consolidation

     WordCruncher Internet Technologies, Inc. (the Company) was incorporated on November 5, 1996 in the State of Utah under the name of Redstone Publishing, Inc. On March 10, 1997, the Company changed its name to WordCruncher Publishing Technologies, Inc. During July 1998, the Company merged with Dunamis, Inc. a public company organized in the State of California. Dunamis had approximately $1 million of cash and essentially no other assets and liabilities. Management of Dunamis resigned and management of the Company now manages the consolidated entity. The merger was recorded as a reverse acquisition, therefore WordCruncher is the accounting survivor.

     In connection with the merger, Dunamis, the legal survivor, changed its name to WordCruncher Internet Technologies, Inc. and changed its domicile to the State of Nevada. The Company's headquarters are in Draper, Utah, where the Company is engaged in the development and marketing of a business information Internet site. The Internet site is specialized for business professionals and the business-to-business marketplace. The Company has acquired a license agreement from a University wherein the Company has an exclusive, worldwide right to sell, develop and manufacture the "WordCruncher" technology.

     2.     Stock split and change in par value

     In July 1998, the Company authorized a 3 for 1 forward stock split. These financial statements have been retroactively restated to reflect the stock split. Pursuant to the reverse merger with Dunamis, the Company's par value of its common stock changed to $.001 per share. This change has also been retroactively applied.

     3.     Development stage company

     The Company is a development stage company and is concentrating substantially all of its efforts in raising capital and developing its business information Internet site for future commercial release.

     4.     Software development costs

     Software development costs incurred in the development of software related products are charged to expense as incurred. Material software development costs incurred subsequent to the establishment of technological feasibility are capitalized. Technological feasibility is established by the Company upon completion of a working model. Software development costs incurred by the Company subsequent to technological feasibility have been insignificant.

             WordCruncher Internet Technologies, Inc.
                  (a development stage company)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 December 31, 1999, 1998 and 1997

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     5.     Recognition of revenue

     The Company recognizes income and expense on the accrual basis of accounting. During the development stage, the Company has received revenues for certain services provided for indexing printed materials to online format. Revenue is recorded when the services are completed. The Company also generates revenues during the development stage from the sale of its publishers' proprietary version of the search engine technology. This technology is sold separately without future performance such as upgrades or maintenance, and is not sold with support services, therefore revenue is recorded upon the sale and delivery of the product. Licensing fees are also received from the sublicensing of this technology which is included in the software of certain sublicenses. Licensing fees are recorded as revenue as software is reported as sold by the sublicensee.

     6.     Cash and cash equivalents

     The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

     7.     Short-term investments

     Short-term investments are comprised of various government securities, commercial paper and other securities, which mature in one year or less and are classified as available-for-sale. Available-for-sale securities are measured at fair value with net unrealized gains and losses reported in equity.

     8.     Fair value of financial instruments

     The fair value of the Company's cash equivalents, receivables, accounts payable and accrued liabilities approximate carrying value due to the short-term maturity of the instruments. The fair value of long-term obligations approximate carrying value based on their effective interest rates compared to current market rates.

     9.     Use of estimates

     In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

     10.     Depreciation and amortization

     Depreciation of property and equipment is provided on the straight-line method over the estimated useful lives of the assets. Accelerated methods of depreciation of property and equipment are used for income tax purposes.

             WordCruncher Internet Technologies, Inc.
                  (a development stage company)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 December 31, 1999, 1998 and 1997


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     10.     Depreciation and amortization - continued

     Property and equipment under capital leases are amortized over the lessor of the life of the asset or the term of the lease.

     Maintenance, repairs, and renewals which neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Gains or losses on dispositions of property and equipment are included in earnings.

     11.     Income taxes

     In 1997, WordCruncher Publishing Technologies, Inc. elected to file federal and state income taxes under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company did not pay corporate income taxes on its taxable income during that period of time. Instead, the stockholders were liable for individual income taxes on their respective shares of the Company's net operating income in their individual income tax returns. Effective July 1, 1998, the Company filed consolidated tax returns with its parent and terminated its S-Corporation status.

     Since July 1, 1998, the Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred income tax liabilities are provided based on the difference between the financial statement and tax bases of assets and liabilities as measured by the currently enacted tax rates in effect for the years in which these differences are expected to reverse. Deferred tax expense or benefit is the result of changes in deferred tax assets and liabilities.

     12.     Comprehensive income

     In 1998, the Company adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income." SFAS 130 establishes standards for disclosure and financial statement display for reporting total comprehensive income and its individual components. Comprehensive income, as defined, includes all changes in equity during a period from nonowner sources. The Company's comprehensive income includes net loss and unrealized gains on investments and is displayed in the statement of stockholders' equity.

     13.     Net loss per common share

     The computation of net loss per common share is based on the weighted-average number of shares outstanding during each period presented. Diluted loss per common share would include the dilutive potential effects of options, warrants, and convertible and reset features of Series A preferred stock, but were not included in the calculation of diluted EPS because their effects were antidilutive.

             WordCruncher Internet Technologies, Inc.
                  (a development stage company)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 December 31, 1999, 1998 and 1997

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     14.     Certain reclassifications

     Certain nonmaterial reclassifications have been made to the 1998 and 1997 financial statements to conform to the 1999 presentation.


NOTE B - GOING CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company is a development stage company, has generated only limited revenue through December 31, 1999, and has sustained losses from operations each period since inception. In addition, it has a deficit accumulated during the development stage of $12,217,868. Also, the Company has used cash in, rather than provided cash from, its operations.

     In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements on a continuing basis, to maintain present financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

     The Company has taken the following steps to revise its operating and financial requirements which it believes are sufficient to provide the Company with the ability to continue in existence:

    * During February and March 1999, Company received a total of $6,300,000 for a preferred stock offering (Note J).
    * During December 1999, the Company's pending S-1 Registration Statement became effective.
    * Through January 2000, the Company entered into agreements with prominent ad serving and reporting technology companies to utilize various technologies for its site management.
    * Also in January 2000, the Company has selected a full-service advertising agency to promote its planned business information Internet site.
    * In March of 2000, negotiations were underway to obtain up to $15,000,000 of additional financing.
    * In March 2000, the Company completed a working model of its planned business information Internet site.

             WordCruncher Internet Technologies, Inc.
                  (a development stage company)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 December 31, 1999, 1998 and 1997


NOTE C - SHORT-TERM INVESTMENTS

     At December 31, 1999, the cost, fair value and unrealized gain on short-term investments are as follows:


        Fair value          $      1,462,147
        Cost                       1,454,207
                            ----------------

        Unrealized gain     $          7,940
                            ================

NOTE D - OTHER ASSETS

        Other assets consist of the following:


                                       1999           1998
                                   ------------- -------------
        Deposits                   $      5,076  $      5,076
        Other                               935         1,202
        Interest receivable                   -        10,018
                                   ------------- -------------

                                   $      6,011  $     16,296
                                   ============= =============

NOTE E - PROPERTY AND EQUIPMENT

     Property and equipment, at cost and estimated useful lives are as follows:

                                                          Estimated
                                                          useful
                                 1999          1998       lives
                               ------------ ------------- -------------
Computer equipment             $ 1,217,668  $     54,352      5
Furniture and fixtures              49,392         5,358      7
Software technology                858,868        38,400      3
                               ------------ -------------
                                 2,125,928        98,110
Less accumulated depreciation      195,593        16,691
                               ------------ -------------

  Total property and equipment $ 1,930,335  $     81,419
                               ============ =============

             WordCruncher Internet Technologies, Inc.
                  (a development stage company)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 December 31, 1999, 1998 and 1997

NOTE F - NOTES RECEIVABLE - RELATED PARTIES

     Notes receivable consist of the following:

                                                   1999          1998
                                                ------------- -------------
8% note receivable from a former employee,
 interest and principal due in full April 2000,
 not collateralized                             $      1,955  $          -

8% note receivable from an officer, interest
 and principal due in full January 1, 2000,
 received in full in 1999                                  -         66,700

8% note receivable from an officer, interest
 and principal due in full January 1, 2002,
 received in full in 1999                                  -         29,500

8% note receivable from a corporation owned
 by an officer, interest and principal due in
 full January 1, 2000, received in full in 1999            -          4,000
                                                ------------- -------------
                                                       1,955        100,200

Less current maturities                                1,955              -
                                                ------------- -------------

                                                $          -  $     100,200
                                                ============= =============

NOTE G - LONG-TERM OBLIGATIONS

     At December 31, 1998, the Company had prime plus 1.5 percent (9.25 percent) notes payable to officers in the amount of $120,000. Interest payments were due monthly, and principal was due in December 1999. The notes were not collateralized and were paid in full in 1999.

NOTE H - LEASES

     1.     Operating leases

     The Company leases their office facilities under an operating lease, which expires in March 2002. Future minimum lease payments are as follows:

        Year ending December 31,
        -----------------------
               2000                     $         44,933
               2001                               44,933
               2002                               11,233
               Thereafter                              -
                                        ----------------

                                        $        101,099
                                        =================

             WordCruncher Internet Technologies, Inc.
                  (a development stage company)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 December 31, 1999, 1998 and 1997

NOTE H - LEASES - CONTINUED

     2.     Capital lease obligations

     Included in property and equipment is $818,177 and $51,101 of computer equipment under capital leases at December 31, 1999 and 1998, respectively. The related accumulated amortization is $56,411 and $16,333 at December 31, 1999 and 1998, respectively.

     Future minimum lease payments at December 31, 1999, are as follows:

       Year ending December 31,
       -----------------------
       2000                                             $   335,930
       2001                                                 260,923
       2002                                                   3,388
       Thereafter                                                 -
                                                        ------------
          Total minimum lease payments                      600,241

       Less amount representing interest                     46,908
                                                        ------------
          Present value of net minimum lease payments       553,333

       Less current maturities                              299,983
                                                        ------------

        Noncurrent portion                              $   253,350
                                                        ============

NOTE I - COMMITMENTS

     1.     Licenses

     On February 14, 1997, the Company signed an exclusive license agreement with Brigham Young University (BYU), a Utah nonprofit corporation and educational institution, wherein the Company has the worldwide rights to market, modify, develop and manufacture the "WordCruncher" technology, which is a software program used to search data for specific items (search engine). The term of the license covers the underlying period of the patent as provided for by federal law, which is 17 years. The agreement calls for license fees and royalties of three percent of adjusted gross sales, and 50 percent of royalty payments from sublicenses. Annual minimum royalties begin for the calendar year 1999 and are due the quarter following the year end, as specified below. Minimum royalty payments will be capped at $150,000 from 2002 forward. The Company acquired the license through stock issuance, and was required to maintain BYU's equity interest of 10 percent through July 1998.

             WordCruncher Internet Technologies, Inc.
                  (a development stage company)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 December 31, 1999, 1998 and 1997

NOTE I - COMMITMENTS - CONTINUED

      1.     Licenses - continued

      The Company is committed to minimum royalty payments as follows:

     Year ending December 31,
     -----------------------
        2000                          $      50,000
        2001                                100,000
        2002                                150,000
        2003                                150,000
        2004                                150,000
        Thereafter                        1,368,750
                                      --------------

                                      $   1,968,750
                                      ==============

     These minimum royalties are due as long as the license agreement is in effect.

     2.     Employment agreements

      The Company has six employment and severance agreements with certain officers and a manager of the Company. Salaries covered by these agreements range from $100,000 to $120,000 annually, subject to annual adjustment. Contracts with three individuals provide for annual salaries of $120,000 (plus annual increases of at least eight percent and cash bonuses determined by the board of directors or the compensation committee), and are for terms of three years expiring in August 2001. The agreements provide for severance equal to one year's salary if the individual is terminated without cause. Furthermore, if there is a change in control as defined by these three agreements, the contracts provide for compensation equal to five times the average of the sum of amounts paid to the executive for salary for the five fiscal years immediately preceding the date of the change in control. The other three contracts provide for annual salaries of $84,000 to $100,000 (plus monthly commissions equal to 50 percent of monthly base salary and/or annual incentive bonuses equal to 30-60 percent of annual base salary), and are for terms of two years expiring April through December 2001. The agreements also provide for severance equal to 90 days of the employee's base salary plus the maximum amount of incentive pay the employee would have earned in the same 90 day period. Furthermore, if there is a change in control, as defined by these agreements, the contracts provide for compensation equal to the employee's annual base salary. There is no provision for any severance payments under these employment contracts.

      3.     Consulting and development contract

      The Company has entered into a consulting and development contract in connection with the launch of its website. The Company is required to pay a fixed price of $500,000 in exchange for these services, to be paid in four installments based upon meeting certain milestones. At December 31, 1999, $275,000 remains payable under this contract.

             WordCruncher Internet Technologies, Inc.
                  (a development stage company)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 December 31, 1999, 1998 and 1997

NOTE J - PREFERRED STOCK

     In January of 1999, the Board of Directors approved the creation of Series A Convertible Preferred Stock (Preferred Stock) and authorized 50,000 shares. The Preferred Stock has a stated value of $1,000 per share, and a cumulative dividend of 6 percent. The Company issued 6,100 and 200 shares of the Preferred Stock in February and March of 1999, respectively. The Preferred Stock is convertible into a total of 625,000 shares of the Company's common stock at a conversion rate of $10.08 per share. The conversion price is based on the average closing price of the Company's common stock during the 20 day period immediately preceding the closing of the preferred issuance.
The Preferred shares hold no voting rights and have liquidation preferences of $1,000 per share and cumulative dividends.

     The Preferred shareholders have a limited right to receive additional shares of common stock ("reset shares") if the market price of the common stock is less than the "reset price" of $12.096 per share for a ten day period of time following certain reset dates (adjustment price). The additional shares are calculated as the difference between the reset price and the adjustment price, multiplied by one third of the purchase price of Preferred stock divided by the conversion price, divided by the adjustment price. The reset dates commence 150, 240 and 360 calendar days following the issuance of the Preferred Stock. As of December 31, 1999, the holders of Preferred stock are entitled to receive 574,867 shares of common stock under this provision.

     On the dates that the Preferred Stock was issued, the intrinsic values of the beneficial conversion feature were $10,995,740 and $31,994 in February and March, respectively. The intrinsic values were derived by the difference between the conversion price and the market value of the common stock on the day of the preferred stock issuance multiplied by the number of common shares into which the Preferred Stock is convertible. The closing price of the stock was $28.25 and $11.69 at each of the respective closing dates. The proceeds received from the sale of these convertible instruments were $6,100,000 and $200,000, respectively. Because the intrinsic values of the beneficial conversion features are greater than the proceeds received, the discounts assigned to the convertible instruments are $6,100,000 and $31,944, respectively, creating a total discount of $6,131,944. The Preferred Stock became fully convertible into common stock as of November of 1999 and the discount was accreted accordingly during 1999 and is reflected on the statement of operations as a deduction for dividends and accretion.

     Offering cost related to the issuance of Preferred Stock total $392,100 and have been netted with the proceeds for reporting purposes.

     Cumulative Preferred dividends total $337,917 as of December 31, 1999.

             WordCruncher Internet Technologies, Inc.
                  (a development stage company)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 December 31, 1999, 1998 and 1997

NOTE K - STOCK OPTIONS AND WARRANTS

     1.     Stock options

     The Company provides for issuance of stock options to certain employees, directors, officers and others. There has been no formal stock option plan adopted as of December 31, 1999. The Board of Directors has approved the granting of options as follows:

     Directors, officers and key employees have been granted options to acquire 1,079,000 shares of common stock. The options were granted at various dates at prices ranging from $0.10 to $5.54 per share, which amounts represent prices below market price of the Company's shares on the dates granted as determined by the Board of Directors. The options vest periodically through November 2002 and expire through June 2003.

     Fair market value of options granted

     The Company has adopted only the disclosure provisions of Statement of Financial Accounting Standard No. 123 (SFAS 123), "Accounting for Stock-Based Compensation". Therefore, the Company accounts for stock based compensation under Accounting Principles Board Opinion No. 25, under which compensation cost has been recognized using the intrinsic value method. Under this method, compensation cost is recognized over the vesting period based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock. Had compensation cost been determined based upon the fair value of the options at the grant date consistent with the methodology prescribed by SFAS 123, the Company's net loss and loss per share would have been changed to the following pro forma amounts:

                                                      1999
                                                  --------------
     Net loss attributable to    As reported      $ (11,399,741)
      common stockholders        Pro forma          (11,453,549)

     Net loss per common share   As reported               (.96)
      basic and diluted          Pro forma                 (.96)

    The fair value of these options was estimated at the date of grant using the Black-Scholes American option-pricing model with the following weighted-average assumptions: expected volatility of 120 percent; risk-free interest rate of 6.5 percent; and expected life of 3.50 years. The weighted-average fair value of options granted was $4.75.

    Option pricing models require the input of highly sensitive assumptions, including the expected stock price volatility. Also, the Company's stock options have characteristics significantly different from those of traded options, and changes in the subjective input assumptions can materially affect the fair value estimate. Management believes the best input assumptions available were used to value the options and that the resulting option values are reasonable.

             WordCruncher Internet Technologies, Inc.
                  (a development stage company)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 December 31, 1999, 1998 and 1997

NOTE K - STOCK OPTIONS AND WARRANTS - CONTINUED

    Information with respect to the Company's stock options is as follows:

                                                                 Weighted-
                                                                 average
                                        Stock       Exercise     exercise
                                        options     price        price
                                        ----------- ------------ ------------
   Outstanding at January 1, 1997                -  $        -   $         -
    Granted                                      -           -             -
    Exercised                                    -           -             -
    Canceled/expired                             -           -             -
                                        ----------- ------------ ------------
   Outstanding at December 31, 1997              -           -             -
    Granted                                      -           -             -
    Exercised                                    -           -             -
    Canceled/expired                             -           -             -
                                        ----------- ------------ ------------
   Outstanding at December 31, 1998              -           -             -
    Granted                              1,079,000   0.10 - 5.54         1.79
    Exercised                               (4,000)         0.10         0.10
    Canceled/expired                             -           -            -
                                        ----------- ------------ ------------
   Outstanding at December 31, 1999      1,075,000  $0.10 - 5.54 $       1.80
                                        =========== ============ ============
   Exercisable at December 31, 1999        116,833  $       0.10 $       0.10
                                        =========== ============ ============

     Additional information regarding stock options outstanding and exercisable at December 31, 1999 is summarized as follows:


             Options Outstanding                  Options Exercisable
--------------------------------------------  -------------------------------
                                 Weighted
                                 average      Weighted              Weighted
                                 remaining    average               average
Range of            Number       contractual  exercise  Number      exercise
exercise prices     outstanding  life (years) price     exercisable price
------------------- -----------  ------------ --------- ----------- ---------
$ 0.10                  440,000        13.3   $  0.10       116,833 $  0.10
$ 2.72 - $ 2.77         550,000        21.0      2.73             -       -
$ 3.00 - $ 3.47          35,000         1.3      3.17             -       -
$ 5.54                   50,000         1.9      5.54             -       -
                    -----------                         -----------

                      1,075,000        37.5   $  1.80       116,833 $  0.10
                    ===========                         ===========

             WordCruncher Internet Technologies, Inc.
                  (a development stage company)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 December 31, 1999, 1998 and 1997

NOTE K - STOCK OPTIONS AND WARRANTS - CONTINUED

      2.     Warrants

     Series A, B and C warrants

     In connection with the sale of Series A Convertible Preferred Stock (Note
J), purchasers, were issued Series A and B warrants to purchase the Company's common stock. Series C warrants were also issued to a third party for a finder's fee.

     Series A warrants allow holders to purchase up to an aggregate of 71,069 shares of common stock at a weighted-average price of $34.53 per share.

     Series B warrants allow holders to purchase up to an aggregate of 47,380 shares of common stock at a weighted-average of $41.44 per share.

     Series C warrants allow holders to purchase up to 189,000 shares of common stock at a weighted-average price of $29.01 per share.

     All 307,449 Series A, B and C warrants expire in February 2004.


     Other warrants issued for services

     In January of 1999, and in conjunction with the sale of Series A Convertible Preferred Stock (Note J), the Company issued warrants to purchase 200,000 shares of the Company's common stock to its investor relations consultant. The warrants were issued with an exercise price of $5.00 per share and are fully vested at December 31, 1999. The fair value of $1.29 was estimated as the value of the services performed. Consulting expenses relating to these warrants totaled $258,000 during 1999.

     Information with respect to the Company's warrants is as follows:

                                                           Weighted-
                                               Number      average
                                               of shares   exercise price
                                               ----------- --------------
Outstanding at January 1, 1997                          -  $           -
  Granted                                               -              -
  Exercised                                             -              -
  Forfeited                                             -              -
                                               ----------- --------------
Outstanding at December 31, 1997                        -              -
  Granted                                               -              -
  Exercised                                             -              -
  Forfeited                                             -              -
                                               ----------- --------------
Outstanding at December 31, 1998                        -              -
  Granted                                         507,449  $       21.48
  Exercised                                             -              -
  Forfeited                                             -              -
                                               ----------- --------------
Outstanding at December 31, 1999                  507,449  $       21.48
                                               =========== ==============
Warrants exercisable at December 31, 1999         507,449  $       21.48
                                               =========== ==============

             WordCruncher Internet Technologies, Inc.
                  (a development stage company)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 December 31, 1999, 1998 and 1997

NOTE L - INCOME TAXES

     The income tax expense (benefit) reconciled to the tax computed at the federal statutory rate of 34 percent is as follows:

                                                        1999          1998
                                                    ------------- ------------
Income tax benefit at statutory rate                $ (1,676,159) $  (164,189)
Income tax attributed to the S-Corporation                     -        8,560
State income tax benefit, net of federal tax benefit    (115,157)     (15,936)
Nondeductible option compensation                        493,887            -
Deductible stock option compensation                      (6,068)           -
Change in valuation allowance                          1,301,627      169,896
Other, net                                                 1,870        1,669
                                                    ------------- ------------
          Income tax expense                        $          -  $         -
                                                    ============= ============

Deferred income tax assets and liabilities are as follows:

                                                        1999          1998
                                                    ------------- ------------
Deferred tax assets
  Deferred expenses                                 $    146,465  $         -
  Net operating losses                                 1,442,150      169,896
                                                    ------------- ------------
                                                       1,588,615      169,896
Less valuation allowance                              (1,471,524)    (169,896)
                                                    ------------- ------------
                                                         117,091            -
                                                    ------------- ------------
Deferred tax liabilities
  Deferred income                                       (117,091)           -
                                                    ------------- ------------
        Net deferred tax assets (liability)         $          -  $         -
                                                    ============= ============


      The Company has sustained net operating losses in each of the periods presented. There were no deferred tax assets or income tax benefits recorded in the financial statements for net deductible temporary differences or net operating loss carryforwards because the likelihood of realization of the related tax benefits cannot be established. Accordingly, a valuation allowance has been recorded to reduce the net deferred tax asset to zero and consequently, there is no income tax provision or benefit for any of the period presented. The increase in the valuation allowance was $1,301,628 and $169,896 for the years ended December 31, 1999 and 1998, respectively.

      As of December 31, 1999, the Company had net operating loss carryforwards for tax reporting purposes of approximately $3,866,354 expiring in various years through 2019.

      Through June 30, 1998, the Company elected to file federal and state income taxes under the provisions of Subchapter S of the Internal Revenue Code. Effective July 1, 1998, the Company revoked its S election, and will therefore be a taxable entity under the provisions of Subchapter S of the Internal Revenue Code.

             WordCruncher Internet Technologies, Inc.
                  (a development stage company)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 December 31, 1999, 1998 and 1997

NOTE M - NET LOSS PER COMMON SHARE

                         Cumulative
                         amounts
                         since                  Year ended December 31,
                         inception         1999           1998        1997
                         ------------- ------------- ------------- -----------
Common shares outstanding
 during the entire period           -     11,877,002     1,091,067          -

Weighted-average common
 shares issued during the
 period                     5,850,408          2,917     5,009,612    545,535
                         ------------- ------------- ------------- -----------
Weighted-average common
 shares used in basic EPS   5,850,408     11,879,919     6,100,679    545,535

Dilutive effects of
 potential common shares            -              -             -          -
                         ------------- ------------- ------------- -----------
Weighted-average number
 of common shares and
 dilutive potential
 common stock used in
 diluted EPS                5,850,408     11,879,919     6,100,679    545,535
                         ============= ============= ============= ===========

     For the years ended December 31, 1999, 1998 and 1997, and for cumulative amounts since inception, all of the convertible securities, reset provisions, options and warrants discussed in Notes J and K were not included in the computation of diluted EPS because to do so would have been antidilutive.


NOTE N - SUBSEQUENT EVENTS

      1.      Company name change

      In January 2000, the Company began conducting business under the name "Logio".

      2.      Preferred stock conversion

      Through March 2000, 6,300 shares of the Company's preferred stock were converted into 625,000 common shares and 728,046 "reset shares" of the Company's common stock were issued to preferred shareholders (Note J). Also, through March 2000, cumulative dividends were paid to preferred shareholders in the form of 61,650 shares of the Company's common stock.

      3.      Options granted
       Through March 2000, options for 5,000 shares of the Company's common stock were granted to an employee.

       4.     Options and warrants exercised

       Through March 2000, warrants were exercised for 158,000 shares of the Company's common stock and options were exercised for 4,000 shares of the Company's common stock.

PROFORMA - CONSOLIDATED BALANCE SHEETS
           (Unaudited)

                                             Pacific
                               Logio, Inc    Webworks, Inc. Before            Adjustments
                               September 30, September 30,  Adjustments  --------------------------  Proforma
                               2000          2000           NewCo            DR         CR           NewCo
                               ------------- ------------- ------------- ------------ ------------- -------------
                    ASSETS
CURRENT ASSETS
  Cash and cash equivalents    $    171,226  $     72,044  $    243,270            -             -  $    243,270
  Accounts receivable                28,815       232,483       261,298            -             -       261,298
  Employee receivables                    -         3,924         3,924            -             -         3,924
  Prepaid assets                     68,748       362,350       431,098            -             -       431,098
                               ------------- ------------- ------------- ------------ ------------- -------------

      Total current assets          268,789       670,801       939,590            -             -       939,590
                               ------------- ------------- ------------- ------------ ------------- -------------

PROPERTY & EQUIPMENT, net         1,480,493       443,826     1,924,319            -             -     1,924,319

OTHER ASSETS                          5,811     4,631,723     4,637,534    1,999,442(A)          -     6,337,060
                               ------------- ------------- ------------- ------------ ------------- -------------

                               $  1,755,093  $  5,746,350  $  7,501,443  $ 1,999,442             -  $  9,200,969
                               ============= ============= ============= ============ ============= ============
CURRENT LIABILITIES
  Current portion of long-term
   capital lease obligations   $    312,880  $          -  $    312,880            -             -       312,880
  Accounts payable                   99,866       473,599       573,465            -             -       573,465
  Accrued expenses                   57,091       271,485       328,576            -             -       328,576
  Deferred Revenues                       -     2,967,088     2,967,088            -             -     2,967,088
  Notes Payable-Related Parties           -       216,580       216,580            -             -       216,580
  Notes Payable - Vendors            96,116             -        96,116            -             -        96,116
                               ------------- ------------- ------------- ------------ ------------- ------------

     Total current liabilities      565,953     3,928,752     4,494,705            -             -     4,494,705

CAPITAL LEASE OBLIGATIONS,
  less current maturities            38,582             -        38,582            -             -        38,582

STOCKHOLDERS' EQUITY
  Preferred stock                         -             -             -            -             -             -
  Common stock                       17,271        14,858        32,129       17,271(B)      2,800(C)     17,658
  Additional paid-in capital     18,371,258     9,763,603    28,134,860   18,371,258(B)  3,147,200(C) 12,910,803
  Accumulated deficit           (17,237,971)   (7,960,863)  (25,198,834)           -    17,237,971(B) (8,260,779)
                               ------------- ------------- ------------- ------------ ------------- ------------

     Total stockholders' equity   1,150,558     1,817,598     2,968,156   18,288,529    20,387,971     4,667,682
                               ------------- ------------- ------------- ------------ ------------- ------------

                               $  1,755,092  $  5,746,350  $  7,501,442  $20,387,971  $ 20,387,971  $  9,200,969
                               ============= ============= ============= ============ ============= ============



(A) Goodwill from acquisition of Logio by Pacific.
(B) Elimination of Logio subsidiary
(C) Issuance of 2.8 million shares of Pacific stock to Logio shareholders


                                       15


PROFORMA - CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
                                             Pacific
                               Logio, Inc.   Webworks, Inc.
                               Nine Months   Nine Months
                               Ended         Ended          Before            Adjustments
                               September 30, September 30,  Adjustments  --------------------------  Proforma
                               2000          2000           NewCo             DR         CR          NewCo
                               ------------- ------------- ------------- ------------ ------------- -------------
Revenues
  Advertising                  $      2,180  $          -         2,180            -             -  $      2,180
  Product                                 -     3,273,508     3,273,508            -             -     3,273,508
                               ------------- ------------- ------------- ------------ ------------- -------------
                                      2,180     3,273,508     3,275,688            -             -     3,275,688

Cost of sales                       440,907       212,597       653,504            -             -       653,504
                               ------------- ------------- ------------- ------------ ------------- -------------

  Gross profit (loss)              (438,727)    3,060,911     2,622,184            -             -     2,622,184
                               ------------- ------------- ------------- ------------ ------------- -------------

Research and development          1,672,316       645,372     2,317,688            -             -     2,317,688

Selling expenses                    658,034     4,503,581     5,161,615            -             -     5,161,615

General and administrative          976,183     2,255,464     3,231,647            -             -     3,231,647

Depreciation and amortization       606,141       730,052     1,336,193      299,916(D)          -     1,636,109

Compensation expense for
 stock options                      631,242             -       631,242            -             -       631,242
                               ------------- ------------- ------------- ------------ ------------- -------------

   Total operating expenses       4,543,916     8,134,469    12,678,385      299,916             -    12,978,301
                               ------------- ------------- ------------- ------------ ------------- -------------

   Loss from operations          (4,982,643)   (5,073,558)  (10,056,201)    (299,916)            -   (10,356,117)

Other income (expense)

   Interest income                   55,002             -        55,002            -             -        55,002
   Financing charges               (133,703)            -      (133,703)           -             -      (133,703)
   Loss on disposal of equipment     (2,215)            -        (2,215)           -             -        (2,215)
   Interest expense                 (96,422)     (100,553)     (196,975)           -             -      (196,975)
                               ------------- ------------- ------------- ------------ ------------- -------------
                                   (177,338)     (100,553)     (277,891)           -             -      (277,891)
                               ------------- ------------- ------------- ------------ ------------- -------------
    Net loss before
    extraordinary item           (5,159,981)   (5,174,111)  (10,334,092)    (299,916)            -   (10,634,008)

    Extraordinary gain              204,238             -       204,238            -             -       204,238
                               ------------- ------------- ------------- ------------ ------------- -------------

      NET LOSS                   (4,955,743)   (5,174,111)  (10,129,854)    (299,916)            -   (10,429,770)

Deduction for dividends
  and accretion                     (64,360)            -       (64,360)           -             -       (64,360)
                               ------------- ------------- ------------- ------------ ------------- -------------
Net loss attributable to
 common stockholders           $ (5,020,103) $ (5,174,111) $(10,194,214) $  (299,916) $          -  $(10,494,130)
                               ============= ============= ============= ============ ============= =============
Net loss per common share -
 basic and diluted

   Before extraordinary item
   and deduction for dividends
   and accretion                      (0.38)        (0.41)

   Extraordinary gain                 0.020             -

   Deduction for dividends
   and accretion                      (0.01)            -
                               ------------- -------------                                          -------------
                               $      (0.37) $      (0.41)                                          $      (0.69)
                               ============= =============                                          =============
Weighted-average number of
 shares outstanding - basic
  and diluted                    13,509,126    12,504,532                                             15,304,532
                               ============= =============                                          =============

(D) Amortization of goodwill for nine months
                                       16


PROFORMA - CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)


                                             Pacific
                               Logio, Inc.   Webworks, Inc.
                               Year          Year
                               Ended         Ended          Before            Adjustments
                               December 31,  December 31,  Adjustments  --------------------------  Proforma
                               1999          1999           NewCo             DR         CR          NewCo
                              ------------- ------------- ------------- ------------ ------------- -------------
Revenues
  Advertising                 $          -  $          -  $          -            -             -  $          -
  Product                           23,355       305,628       328,983            -             -       328,983
                              ------------- ------------- ------------- ------------ ------------- -------------
                                    23,355       305,628       328,983            -             -       328,983

Cost of sales                       15,071        42,874        57,945            -             -        57,945
                              ------------- ------------- ------------- ------------ ------------- -------------

  Gross profit (loss)                8,284       262,754       271,038            -             -       271,038
                              ------------- ------------- ------------- ------------ ------------- -------------

Research and development         1,198,546       320,479     1,519,025            -             -     1,519,025

Selling expenses                   953,708       406,917     1,360,625            -             -     1,360,625

General and administrative       1,340,486       773,283     2,113,769            -             -     2,113,769

Depreciation and amortization      179,169        44,029       223,198      399,888(E)          -       623,086

Compensation expense for stock
  options and warrants           1,452,610     1,242,584     2,695,194            -             -     2,695,194
                              ------------- ------------- ------------- ------------ ------------- -------------

   Total operating expenses      5,124,519     2,787,292     7,911,811      399,888             -     8,311,699
                              ------------- ------------- ------------- ------------ ------------- -------------

   Loss from operations         (5,116,235)   (2,524,538)   (7,640,773)    (399,888)            -    (8,040,661)

Other income (expense)

  Interest income                  196,310         1,246       197,556            -             -       197,556
  Loss on Investment                             (25,000)      (25,000)           -             -       (25,000)
  Interest expense                  (9,955)      (19,243)      (29,198)           -             -       (29,198)
                              ------------- ------------- ------------- ------------ ------------- -------------
                                   186,355       (42,997)      143,358            -             -       143,358
                              ------------- ------------- ------------- ------------ ------------- -------------

    NET LOSS                    (4,929,880)   (2,567,535)   (7,497,415)    (399,888)            -    (7,897,303)

Deduction for dividends and
 accretion                      (6,469,861)            -    (6,469,861)           -             -    (6,469,861)
                              ------------- ------------- ------------- ------------ ------------- -------------
Net loss attributable to
 common stockholders          $(11,399,741) $ (2,567,535) $(13,967,276) $  (399,888) $          -  $(14,367,164)
                              ============= ============= ============= ============ ============= =============

Net loss per common share -
 basic and diluted (Note 4)   $      (0.96) $      (0.27)                                          $      (1.16)
                              ============= =============                                          =============
Weighted-average number of
 shares outstanding - basic
 and diluted                    11,879,919     9,632,500                                             12,432,500
                              ============= =============                                          =============


(E) Amortization of goodwill for one year.
